Memorandum of Understanding (MOU)

Gbense Tailings number 5

WHEREAS, Honorable Ansumana Jaia Kaikai in behalf of Jyork Industires Inc., a registered Sierra Leone company, with its principal place of business at 28 Spur Loop Suite 6 Wilferforce Freetown, Sierra Leone and its United States parent company, Jyork Industires Inc., a registered United State corporation.

WHEREAS, Paramount Chief Fengai Kaimachiande III on behalf of local Authorities of the Gbense Chiefdom with its principal place of business at Koidu Town Kono District, Sierra Leone.

NOW, THEREFORE, Jyork Industries Inc. and Paramount Chief Fengai Kaimachiande III and Gbense Chiefdom Authority enter into this MOU, whereby both parties agree to the following terms and conditions.

1.
Jyork Industries Inc. and the Gbense Cheifdom of Kono District have initiated this MOU wherein the two parties will cooperatively engage in the recovery process of all rights of precious minerals and all Natural Resources below and above the ground on an exclusive basis for the term of this agreement from the Gbense Tailings number 5, situated in the Gbense Chiefdom.

Described in detail: ____________________________________________________________________________________________________________________________________________________________________________________________.

2.	Jyork Industriess Inc. will provide all the technical expertise, machinery, and plants required to carry out the recovery process and the management of the business.

3.
Paramount Chief Fengai Kaimachiande III and the Chiefdom Authorities will provide through its contacts, the local government support required for the business to commence, and provide support personnel required for the business.

4.
The ownership of the Joint Venture shall consist of 70% for Jyork and 30% for the Gbense Chiefdom of Kono District Republic of Sierra Leone. All percentages are based on net profit. All recovery efforts will be evaluated by an employee of the Government Gold and Diamond Office (GGDO).

5.	The board of directors of the Joint Venture will include two members of the Gbense Chiefdom.

6.	Each party warrants to the other that its performance and contribution under this agreement will not violate any laws and it will be duly authorized completely.

7.	The laws of the State of New York and the laws of Sierra Leone, shall govern any and all portions and/or provisions of this agreement.

8.	Both parties do hereby agree to the terms and conditions of this document, which will serve as a Mutual Non-Disclosure Agreement entered into on the day of signing.

9.
Any claims, disputes and/or other matters in questions between the parties to this agreement, or breach thereof, shall be subject to and decided by arbitration in accordance with the Arbitration Rules of the American Arbitration Association and the Arbitration Rules of Sierra Leone currently in effect, unless the parties mutually agree in writing.

10.
This agreement herby represents and constitutes the entire understanding of the parties herein with respect to the subject matter of this agreement, and does hereby supersede any and all prior oral and/or written agreement with respect to any and all such other subject matter. Upon signing by both parties, this agreement may only be amended and/or changed by a written instrument executed by both parties.

11.
The term of this agreement will be for ten (10) years with five (5) one (1) year options and will be automatically renewable unless notified by two authorized Jyork officials. Operations shall begin within six (6) months and no later than twelve (12) months of the signing of this agreement.

IN WITNESS THEREOF, this 16th day of June, 2007

By: /S/ Fengai Kaimachiande III                                                                                             By:/S/ Ansumana Jaia Kaikai

       Paramount Chief Fengai Kaimachiande III                                                                                             Ansumana Jaia Kaikai

By: /S/ Aiah Mohamed Kamanda                                                                           By: /S/ Charles Huggins

       Chief Aiah Mohamed Kamanda                                                                                                    Charles Huggins

       (1st Chiefdom Speaker)

By: /S/ S. M. Gborie                                                                                By: /S/

       Chief S. M. Gborie                                                                                                           Witness

       (2nd Chiefdom Speaker)

By: /S/

      Witness